UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): July 20, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

July 23, 2012

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2012, the Board of Directors of the Company approved and adopted an amendment to Section 7, “Notice of Stockholder Nominations and Business” of Article II of the Company’s By-laws to amend the date that notice of a nomination of one or more individuals to the Board of Directors will be considered timely in respect of the annual meeting of stockholders to be held in 2012. Prior to the amendment, for a notice to be considered properly delivered, among other things, it had to be delivered not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting if the annual meeting during the given year was being held within thirty (30) days of the date of such anniversary. Following the amendment, solely for the annual meeting to be held in 2012, the “not later than date” for a notice to be considered timely has been changed to the sixty-ninth (69th) day prior to the first anniversary of the preceding year’s annual meeting if the 2012 annual meeting is held within thirty (30) days of the date of the first anniversary of the date of the 2011 annual meeting. The last annual meeting of the Company’s stockholders was held on October 21, 2011 and accordingly, as per the amendment, nominations for the Board of Directors for the 2012 annual meeting must be received by close of business on Monday August 13, 2012. The extension resulted from discussions with stockholders JEC Capital Partners LLC (“JEC”) and Costa Brava Partnership III LLP (“Costa Brava”). While those discussions have contemplated that the respective principal of each of JEC and Costa Brava would join the Company's Board, the Company and such stockholders have been unable to reach a resolution as to the terms and conditions related thereto. There is no assurance that the Company will be able to reach a resolution with them.

The Company has not formally set or announced a date for its 2012 annual meeting yet. According to the Company’s By-laws, as amended, if the date of the 2012 annual meeting is more than thirty (30) days before or after October 21, 2012, any stockholder nomination for the Board of Directors must be delivered to the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to date of the 2012 annual meeting and not later than the close of business on the later of the (i) ninetieth (90th) day prior to the date of the 2012 annual meeting or (ii) the tenth (10th) day following the day on which the Company first publicly announces the date of the 2012 annual meeting.

The foregoing description of the amendment to the Company’s By-laws and the pertinent provisions of the By-laws is qualified in its entirety by reference to the amended By-law, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated by reference herein.

Item 8.01.   Other Events.

  The information contained in Item 5.03 above is incorporated by reference herein.

Additional Information Regarding the Solicitation and Where to Find It

In connection with the Company’s possible solicitation of proxies, the Company intends to file a proxy statement (and related proxy materials) on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders its proxy statement (and related proxy materials). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE SOLICITATION OF PROXIES. The definitive proxy statement (when it becomes available) will be mailed to the Company’s stockholders. Investors and stockholders may obtain a free copy of all of these documents (when available) and other documents filed by the Company at the SEC’s website at www.sec.gov and at the Investor Relations section of the Company’s website at www.kitd.com. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to KIT digital, Inc., Attention: Murray Arenson, 26 W. 17th Street, 2nd Floor, New York, New York 10011, Telephone: +1 646 553 4900.

The Company and its directors, director-nominees and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information about the Company’s directors, director-nominees and executive officers will be set forth in the Company’s proxy statement on Schedule 14A which the Company intends to file with the SEC and furnish to its stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
3.1	Amendment to the By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: July 23, 2012

By:/s/ Barak Bar-Cohen

Barak Bar-Cohen

Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the By-laws